Exhibit (h)(5)(B)

AMENDMENT TO

SERVICES AGREEMENT

This Amendment to the Agreement (as defined below) (“Amendment”) is made effective as of June 15, 2015, by and between each management investment company listed on Schedule 4 to the Agreement (each, a “RIC” and all such RICs collectively, the “Client”), on behalf of itself, if it has no separate series listed on Schedule 4, or if it has one or more separate series listed on Schedule 4, on behalf of each such series, severally and not jointly, (each, a “Fund”) and Citi Fund Services Ohio, Inc., an Ohio corporation with its primary place of business at 3435 Stelzer Road, Columbus, Ohio 43219 (“Citi” and together with the Client, the “Parties”).

For avoidance of doubt, this Amendment shall be treated as if each entity set forth on Schedule 4 had executed a separate Amendment with Citi, and there shall be no cross-liability or cross-collateralization between such entities.

All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, the Parties have executed, severally and not jointly, a Services Agreement dated March 3, 2014, as amended, pursuant to which Citi provides certain services to the Client (“Agreement”);

WHEREAS, the Parties desire to amend Schedule 4 to the Agreement to: (i) add a new series, John Hancock Emerging Markets Equity Fund, to an existing RIC, John Hancock Investment Trust; and (ii) remove John Hancock Global Opportunities Fund, a series of John Hancock Investment Trust; Emerging Leaders Fund (formerly, China Emerging Leaders Fund) and International Growth Equity Fund, each a former series of John Hancock Funds II; and John Hancock International Allocation Portfolio, a former series of John Hancock Funds III.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Schedule 4. Schedule 4 to the Agreement is hereby deleted and replaced in its entirety with Schedule 4 attached hereto.

2.	Other Terms Apply. Except as set forth herein, all other terms and conditions of the Agreement apply, including, subject to §12(A) of the Agreement, the appendices and schedules annexed thereto.

3.	Miscellaneous.

a.	Paragraph headings are included for convenience only and are not to be used to construe or interpret this Amendment.

b.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

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SCHEDULE 4 TO SERVICES AGREEMENT

LIST OF FUNDS

MANAGEMENT INVESTMENT COMPANY & FUND NAME

JOHN HANCOCK BOND TRUST

John Hancock Global Conservative Absolute Return Fund

JOHN HANCOCK FUNDS II

Asia Pacific Total Return Bond Fund (formerly Asia Total Return Bond Fund)

Emerging Markets Debt Fund

Emerging Markets Fund

Global Equity Fund

Global Income Fund (formerly Global High Yield Fund)

Global Real Estate Fund

International Small Cap Fund

International Small Company Fund

International Value Fund

International Growth Stock Fund

Global Absolute Return Strategy Fund

Fundamental Global Franchise Fund

International Growth Opportunities Fund

JOHN HANCOCK FUNDS III

John Hancock Global Shareholder Yield Fund

John Hancock International Core Fund

John Hancock International Growth Fund

John Hancock International Value Equity Fund

JOHN HANCOCK INVESTMENT TRUST

John Hancock Emerging Markets Equity Fund

JOHN HANCOCK INVESTMENT TRUST III

John Hancock Greater China Opportunities Fund

JOHN HANCOCK VARIABLE INSURANCE TRUST

Emerging Markets Value Trust

Global Trust

International Core Trust

International Equity Index Trust B

International Small Company Trust

International Value Trust

International Growth Stock Trust

[End of List]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf, by and through their duly authorized officers or representatives, as of the date set forth above.

CITI FUND SERVICES OHIO, INC.	ON BEHALF OF EACH CLIENT LISTED ON SCHEDULE 4, SEVERALLY, AS INDIVIDUAL AND SEPARATE CLIENTS, AND NOT JOINTLY

By:	/s/ Jay Martin	By:	/s/ Andrew G. Arnott

Name:	Jay Martin	Name:	Andrew G. Arnott

Title:	President	Title:	President

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